UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2022

Devon Energy Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-32318	73-1567067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OKLAHOMA	73102-5015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	DVN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In February 2022, Devon Energy Corporation (the “Company”) appointed Tana K. Cashion as Executive Vice President Human Resources and Administration of the Company. In connection with this appointment, the Company and Ms. Cashion entered into an employment agreement on March 2, 2022 (the “Employment Agreement”), providing for, among other things, her participation in all employee-benefit and other plans and programs applicable to similarly situated executives of the Company, including with respect to the annual bonus program, incentive awards and insurance benefits.

Pursuant to the Employment Agreement, Ms. Cashion is eligible for the payment of severance in connection with certain employment terminations, including termination by the Company other than for “cause” or by Ms. Cashion for “good reason,” as those terms are defined in the Employment Agreement. If Ms. Cashion’s employment is involuntarily terminated by the Company other than for “cause” or if she terminates her employment for “good reason,” then, in addition to accrued amounts, she will receive, subject to her execution and non-revocation of a release of claims against the Company, its affiliates and certain other released parties, (i) a lump-sum cash payment equal to three times the sum of her base salary and annual bonus, (ii) a prorated annual bonus, (iii) 18 months of health and welfare benefits, (iv) three years of continued life insurance benefits, (v) a payment equal to 18 times the applicable monthly COBRA premium and (vi) a payment for reasonable outplacement assistance. If, within 24 months following a “change in control,” as defined in the Employment Agreement, Ms. Cashion is terminated by the Company without “cause” or she terminates her employment for “good reason,” then she will also receive three years of service and three years of age added to her actual years of service and actual age when determining her entitlement under our retiree medical benefit coverage. The Employment Agreement is materially consistent with the Company’s employment agreements with other executive officers, and it supersedes and replaces the severance agreement previously entered into between the Company and Ms. Cashion. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits

10.1	Employment Agreement, dated March 2, 2022, by and between Devon Energy Corporation and Ms. Tana K. Cashion.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Christopher J. Kirt
Christopher J. Kirt
Vice President Corporate Governance and Secretary

Date: March 7, 2022